Exhibit 23.3

April 24, 2025

To: The United States Securities and Exchange Commission

Brookfield Asset Management Ltd. (the “Company”)

We refer to the Company’s registration statement on Form F-10 (File No. 333-279599), as the same may hereafter be amended or supplemented.

In connection with the Prospectus Supplement of the Company dated April 24, 2025 (the “Prospectus Supplement”), we consent to the use of our firm’s name and reference to our opinion under the heading “Enforceability of Judgements against BAM”.

Yours truly,

/s/ McMillan LLP